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                                                                     Exhibit 1.1

                             Molina Healthcare, Inc.

                  3.75% Convertible Notes Due October 1, 2014

                             Underwriting Agreement

                                                              New York, New York
                                                                 October 4, 2007

To the Representatives
   named in Schedule I
   hereto of the several
   Underwriters named in
   Schedule II hereto

Ladies and Gentlemen:

          Molina Healthcare, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in
Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to an additional principal amount of securities set forth in Schedule I hereto to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, hereinafter called the "Securities"). The Securities are convertible into shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company at the conversion price set forth in the Final Prospectus. The Securities are to be issued under an indenture (the "Indenture") to be dated as of October 11, 2007, as amended by a supplemental indenture to be dated October 11, 2007, in each case between the Company and U.S. Bank National Association, as trustee (the "Trustee"). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

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          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement


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     thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

          (c) (i) The Disclosure Package, and (ii) each electronic road show when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

          (d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

          (e) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

          (f) Each of the Company and its Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

          (g) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the


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     Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

          (h) There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus).

          (i) This Agreement has been duly authorized, executed and delivered by the Company.

          (j) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

          (l) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Significant Subsidiaries,
     (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, except in the case of (ii) and (iii) above as would not (A) reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (B) reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings or business of the Company and its Significant Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect).

          (m) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.


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          (n) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Data" in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.

          (o) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

          (p) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

          (q) Neither the Company nor any Significant Subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except with respect to (ii) and (iii) above where any violation or default would not result in a Material Adverse Effect.

          (r) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (s) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment,


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     fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

          (t) No material labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the Company's knowledge, is threatened, except such dispute as would not, individually or in the aggregate, result in a Material Adverse Effect.

          (u) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds, if any, insuring the Company or any of its Significant Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Significant Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

          (v) No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary's capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary's property or assets to the Company or any other Significant Subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

          (w) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries' internal controls over


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     financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

          (x) The Company and its subsidiaries maintain "disclosure controls and procedures" (as such term is defined in Rule 13a-15(e) under the Exchange
     Act); such disclosure controls and procedures are effective to perform the functions for which they were established.

          (y) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (z) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of
     Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Significant Subsidiaries that could have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Significant Subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Significant Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Significant Subsidiaries; (ii) a material increase in the "accumulated post-retirement benefit obligations" (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Significant Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Significant Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Significant Subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term "Plan" means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Significant Subsidiaries may have any liability.

          (aa) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in


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     connection therewith (the "Sarbanes-Oxley Act"), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

          (bb) The operations of the Company and its Significant Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

          (cc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (dd) The Subsidiaries listed on Annex A attached hereto are the only Significant Subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

          (ee) The Company and its Significant Subsidiaries own, possess, license or have other rights to use, on reasonable terms, sufficient patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Preliminary Prospectus and the Prospectus (a) there are no rights of third parties to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

          (ff) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend


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     to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

          (gg) The Company and each of its Significant Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate states, federal or foreign agencies of bodies necessary to conduct their respective businesses, except where such failure would not have a Material Adverse Effect, and none of the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit which, if the subject of an unfavorable decisions, ruling or finding, would result in a Material Adverse Effect.

          (hh) To the extent required in connection with their respective businesses, each of the Company and its Significant Subsidiaries has the requisite provider number or other authorization to bill the Medicaid program in the state or states in which such entity operates unless failure to maintain such provider number or other authorization would not, individually or in the aggregate, result in a Material Adverse Effect; neither the Company nor any of its Significant Subsidiaries is subject to any pending, or, to the Company's knowledge, threatened or contemplated action which could reasonably be expected to result either in revocation of any provider number or authorization or in the Company's or any Significant Subsidiary's exclusion from any state Medicaid programs; the Company's and each Significant Subsidiary's business practices have been structured in a manner reasonably designed to comply with the federal or state laws governing Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, and the Company reasonably believes that it is in compliance with such laws in all material respects, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto); the Company and each Significant Subsidiary have taken reasonable actions designed to ensure that they do not: (i) violate the False Claims Act, 31 U.S.C. Sections 3729-3733, or (ii) allow any individual with an ownership or control interest (as defined in 42 U.S.C. Section 1320a-3(a)(3)) in the Company or any subsidiary or any officer, director or managing employee (as defined in 42 U.S.C. Section 1320a-5(b)) of the Company or any subsidiary who would be a person excluded from participation in any federal health care program (as defined in 42 U.S.C. Section 1320a-7b(f)) as described in 42 U.S.C. Section 1320a-7(b)(8) to participate in any such federal health care program maintained by the Company or any Significant Subsidiary; and the Company and its Significant Subsidiaries have structured their respective business practices in a manner reasonably designed to comply with the federal and state laws regarding physician ownership of (or financial relationship with), and the referral to entities providing, healthcare related goods or services, and laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods and services, and the Company reasonably believes that it is in material compliance with such laws.

          (ii) None of the Company, its subsidiaries nor any of their respective officers, directors or stockholders, or, to the knowledge of the Company, any employee or other agent of the Company or any of its subsidiaries, has engaged on behalf of the Company

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     or such subsidiary in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid or similar state program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid or similar state program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) knowingly and willfully failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid or similar state program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, similar state program or plan or any third party (where applicable federal or state law prohibits such payments to third parties), or (B) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid, similar state program or plan or any third party (where applicable federal or state law prohibits such payments to third parties).

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the principal amount of Option Securities set forth in
     Schedule I hereto at the same purchase price set forth in Schedule I hereto for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 13th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the aggregate principal amount of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The aggregate principal amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total aggregate principal amount of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to ensure that the Option Securities are not issued in minimum denominations of less than $1,000 or whole multiples thereof.

          (c) Each Underwriter agrees that, to the knowledge of such Underwriter, no individual purchaser shall acquire Securities convertible into more than 9.9% of the total outstanding Common Stock.

          3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

          5. Agreements. The Company agrees with the several Underwriters that:

          (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

          (b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

          (c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

          (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Significant Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

          (f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (g) The Company will arrange, with the assistance of the Representatives and Underwriters' counsel, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

          (i) The Company will not, without the prior written consent of Citigroup Global Markets Inc. and UBS Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

          (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (k) The Company will reserve and keep available at all times, free of preemptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.

          (l) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

          (m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the

     Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the listing of the Common Stock issuable upon conversion of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification up to a maximum of $10,000); (vii) any filings required to be made with the NASD, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities;
     (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused Holme Roberts & Owen LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit B-1.

          (c) The Company shall have requested and caused each of Nancy Lukey, with respect to Molina Healthcare of Michigan, Inc., Modrall, Sperling, Roehl, Harris & Sisk, P.A., with respect to Molina Healthcare of New Mexico, Inc., Thompson Hine LLP, with respect to Molina Healthcare of Ohio, Inc., Andrews Kurth LLP, with respect to Molina Healthcare of Texas, Inc., Kirton & McConkie, with respect to Molina Healthcare of Utah, Inc. and Carney Badley Spellman, with respect to Molina Healthcare of Washington, Inc., to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit B-2, subject to such firms' respective assumptions, qualifications and limitations.

          (d) The Company shall have requested and caused Mark Andrews, general counsel for the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit B-3.

          (e) The Company shall have requested and caused Orrick, Herrington & Sutcliffe LLP to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit B-2.


          (f) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

          (h) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 2007 and the three and six-month periods ended June 30, 2007 and as at June 30, 2007 in accordance with Statement on Auditing Standards No. 100, substantially in the form of Exhibit C.

          (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this
     Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Significant Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause
     (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

          (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (k) The shares of Common Stock issuable upon conversion of the Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (m) Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company, each 5% shareholder and each shareholder who is member of the Molina family, or which holds shares of Common Stock on behalf of any member of the Molina family, addressed to the Representatives.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell, counsel for the Underwriters, at 450 Lexington Avenue, New York N.Y., on the Closing Date.

          7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. and UBS Securities LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities; provided, however, if this Agreement is terminated due to a failure of the condition set forth in Section 6(e), the Company shall not be obligated to reimburse any expenses of the Representatives or the Underwriters.

          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution", (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
     (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a), (b) or
     (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel, and UBS Securities LLC (fax no.: (212) 713-3460), and confirmed to the General Counsel at 299 Park Avenue, New York, New York 10171, Attention:
Syndicate Department; or, if sent to the Company, will be mailed, delivered or telefaxed to Molina Healthcare, Inc. General Counsel (fax no.: (916) 646-4572) and confirmed to the General Counsel, Molina Healthcare, Inc., at 2277 Fair Oaks Blvd., Suite 440, Sacramento, California 95825, attention of the Legal Department.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other,
(b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company's engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Base Prospectus" shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Disclosure Package" shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time,
     (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to
     Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

          "Effective Date" shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

          "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405.

          "Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433.

          "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

          "Rule 158", "Rule 163", "Rule 164", "Rule 172", "Rule 405", "Rule
     415", "Rule 424", "Rule 430B", and "Rule 433" and "Rule 462" refer to such rules under the Act.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

          "Significant Subsidiary" means any Subsidiary of the Company which had
     (a) revenues (directly and together with its Subsidiaries, but excluding intercompany revenues) for the most recent fiscal year of the Company that were at least five percent (5%) of the Company's consolidated revenues for such fiscal year or (b) total assets (directly and together with its Subsidiaries) as of the last day of the most recent fiscal year of the Company that were at least five (5%) of the Company's consolidated total assets as of such date.

          "Subsidiary" of an entity means a corporation, partnership, joint venture, limited liability company or other business entity which is organized under the laws of a political subdivision of the United States of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled directly, or indirectly through one or more intermediaries, or both, by such entity. Unless otherwise specified, all references herein to a

     "Subsidiary," the "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                        Very truly yours,

                                        Molina Healthcare, Inc.


                                        By: /s/ John C. Molina
                                            ------------------------------------
                                        Name: John C. Molina
                                              ----------------------------------
                                        Title: Chief Financial Officer
                                               ---------------------------------

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.
UBS Securities LLC

By: Citigroup Global Markets Inc.


By: /s/ Richard Jacobsen Jr.
    ---------------------------------
Name: Richard Jacobsen Jr.
      -------------------------------
Title: Managing Director
       ------------------------------


By: UBS Securities LLC


By: /s/ Robert Armstrong
    ---------------------------------
Name: Robert Armstrong
      -------------------------------
Title: Executive Director
       ------------------------------


By: /s/ M. Robert DiGia
    ---------------------------------
Name: M. Robert DiGia
      -------------------------------
Title: Managing Director
       ------------------------------



For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement.

                                     ANNEX A

               Significant Subsidiaries of Molina Healthcare, Inc.

Molina Healthcare of California
Molina Healthcare of California Partner Plan, Inc.
Molina Healthcare of Michigan, Inc.
Molina Healthcare of New Mexico, Inc.
Molina Healthcare of Ohio, Inc.
Molina Healthcare of Texas, Inc.
Molina Healthcare of Utah, Inc.
Molina Healthcare of Washington, Inc.

                                   SCHEDULE I

Underwriting Agreement dated October 4, 2007.

Registration Statement No. 333-123783

Representatives: Citigroup Global Markets Inc. and UBS Securities LLC.

Title, Purchase Price and Description of Securities:

          Title: 3.75% Convertible Senior Notes due 2014

          Principal amount of Underwritten Securities: $175,000,000

          Purchase price (include accrued interest or amortization, if any):
          $169,750,000

          Sinking fund provisions: None

          Redemption provisions:   None

          Other provisions:        None

          Principal Amount of Option Securities: $25,000,000

          Other provisions:                      None

Closing Date, Time and Location: October 11, 2007 at 10:00 a.m. at Davis Polk & Wardwell, New York, N.Y.

Type of Offering: Non-Delayed

Date referred to in Section 5(i) after which the Company may offer or sell securities issued by the Company without the consent of Citigroup Global Markets Inc. and UBS Securities LLC: January 3, 2008

Modification of items to be covered by the letter from Ernst & Young LLP delivered pursuant to Section 6(h) at the Execution Time: None

                                   SCHEDULE II

                                        PRINCIPAL AMOUNT OF UNDERWRITTEN
UNDERWRITERS                               SECURITIES TO BE PURCHASED
------------                            --------------------------------
Citigroup Global Markets Inc. .......            $    78,750,000
UBS Securities LLC ..................            $    78,750,000
Bear, Stearns & Co. Inc. ............            $    17,500,000
                                                 ---------------
   Total ............................            $   175,000,000
                                                 ===============

                                  SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

I. Final Term Sheet dated October 4, 2007

                                   SCHEDULE IV

Pricing Term Sheet dated October 4, 2007               Filed pursuant to Rule433
                                                Registration File No. 333-123783
                                                   Supplementing the Preliminary
                                                     Prospectus Supplement dated
                                                  October 3, 2007 and Prospectus
                                                         dated November 23, 2005

                                  $175,000,000
                         3.75% CONVERTIBLE SENIOR NOTES
                             MOLINA HEALTHCARE, INC.

In connection with the pricing of our 3.75% Convertible Senior Notes, we increased the aggregate principal amount of the Notes being offered from $150,000,000 to $175,000,000.


                               FINAL PRICING TERMS

THE ISSUER                          Molina Healthcare, Inc. (NYSE: MOH).

SECURITIES OFFERED                  3.75% Convertible Senior Notes due 2014.

AGGREGATE PRINCIPAL
AMOUNT OFFERED                      $175,000,000.

OVER-ALLOTMENT OPTION               $25,000,000.

MATURITY DATE                       October 1, 2014.

INTEREST                            3.75% per annum, accruing from the settlement date.

INTEREST PAYMENT DATES              Each October 1 and April 1, beginning April 1, 2008.

RECORD DATES                        Each September 15 and March 15 beginning on March 15, 2008.

PRICE TO PUBLIC                     100%.

PROCEEDS TO THE ISSUER              97.00%.

NYSE CLOSING PRICE OF THE
ISSUER'S COMMON STOCK ON
OCTOBER 4, 2007                     $34.51 per share.

CONVERSION PREMIUM                  36% above reference price.

CONVERSION PRICE                    $46.93 (approximately) per share of common stock, subject to adjustment.

FREE CONVERTIBILITY PERIOD          At the option of the holder, holders may convert their notes, in multiples of $1,000 in principal amount, at any time on or after July 1, 2014 through the scheduled trading day
                                    immediately preceding the maturity date.

CONVERSION RATE                      21.3067 shares of common stock per $1,000 principal amount of notes, subject to adjustment.

TRADE DATE                          October 5, 2007.

SETTLEMENT DATE                     October 11, 2007.

CUSIP                               60855R AA8

JOINT BOOKRUNNING MANAGERS          Citigroup Global Markets Inc. and UBS Securities LLC

CO-MANAGER                          Bear, Stearns & Co. Inc.

USE OF PROCEEDS:                    The issuer intends to use the net proceeds of the offering to repay amounts outstanding under its revolving credit
                                    facility, fund its acquisition of Mercy CarePlus in
                                    placeStateMissouri, continue to pursue its acquisition and expansion strategy, and for general corporate purposes
                                    including working capital.

ADJUSTMENT TO CONVERSION
RATE UPON FUNDAMENTAL CHANGE        The number of additional shares to be added to the conversion rate will be determined by reference to the table below and is based on the conversion date and the "applicable price" in connection with such transaction. The "applicable price" in connection with a make-whole change of control means:


                                    o If the consideration (excluding cash payment for fractional shares or pursuant to statutory appraisal rights) paid to
                                    holders of the issuer's common stock in connection with such transaction consists exclusively of cash, the amount of such cash per share of the issuer's common stock; and


                                    o In all other cases, the average of the closing sale prices per share of the issuer's common stock for the five
                                    consecutive trading days immediately preceding the related conversion date.


                                    The applicable prices set forth in the first row of the table below (i.e., the column headers), will be adjusted as of any date on which the conversion rate of the Notes is adjusted.
                                    The adjusted applicable prices will equal the applicable
                                    prices in effect immediately prior to such adjustment
                                    multiplied by a fraction, the numerator of which is the
                                    conversion rate in effect immediately prior to the adjustment giving rise to the applicable price adjustment and the
                                    denominator of which is the conversion rate as so adjusted.
                                    The increase of the additional shares to the conversion rate will be subject to adjustment in the same manner as the
                                    conversion rate.

* The deal was upsized from an original size of $150,000,000 with an over-allotment option of $22,500,000.


                                APPLICABLE PRICE


CONVERSION DATE   $34.51   $38.00   $41.50   $45.00   $48.50   $52.00    $55.50   $60.00   $70.00   $80.00   $100.00  $120.00
                  ------   ------   ------   ------   ------   -------   ------   ------   ------   ------   ------   ------
OCTOBER 5, 2007   7.6704   6.8816   5.9458   5.2060   4.6113   4.1259    3.7243   3.3017   2.6201   2.1594   1.5796   1.2285
OCTOBER 1, 2008   7.6704   6.6085   5.6459   4.8930   4.2944   3.8114    3.4162   3.0054   2.3559   1.9276   1.4017   1.0896
OCTOBER 1, 2009   7.6704   6.3145   5.3140   4.5413   3.9354   3.4533    3.0645   2.6669   2.0548   1.6645   1.2013   0.9335
OCTOBER 1, 2010   7.6704   5.9936   4.9394   4.1377   3.5197   3.0371    2.6555   2.2738   1.7081   1.3646   0.9759   0.7590
OCTOBER 1, 2011   7.6704   5.6428   4.5090   3.6631   3.0259   2.5411    2.1683   1.8078   1.3038   1.0205   0.7228   0.5640
OCTOBER 1, 2012   7.6704   5.2646   4.0048   3.0879   2.4199   1.9320    1.5739   1.2470   0.8353   0.6348   0.4486   0.3536
OCTOBER 1, 2013   7.6704   5.0091   3.3773   2.3207   1.5955   1.1084    0.7869   0.5322   0.2887   0.2103   0.1537   0.1233
OCTOBER 1, 2014   7.6704   5.0091   2.7897   0.9155   0.0000   0.0000    0.0000   0.0000   0.0000   0.0000   0.0000   0.0000


The exact applicable price and conversion date may not be set forth in the table above, in which case:

     1. if the actual applicable price is between two applicable price amounts in the table or the conversion date is between two dates in the table, the increase in the conversion rate will be determined by straight-line interpolation between the numbers set forth for the higher and lower applicable price amounts, and/or the two dates, based on a 365- or 366-day year, as applicable;

     2. if the actual applicable price is in excess of $120.00 per share (subject to adjustment), the issuer will not increase the conversion rate applicable to the converted Note; and

     3. if the actual applicable price is less than $34.51 per share (the last bid price of the issuer's common stock on the date of the prospectus supplement) (subject to adjustment), the issuer will not increase the conversion rate applicable to the converted Note.

Notwithstanding the foregoing, in no event will the issuer increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 28.9771 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the conversion rate as set forth under "-- Conversion Rate Adjustments" in the prospectus supplement for the offering.


If any information contained in this term sheet is inconsistent with information contained in the prospectus or preliminary prospectus supplement relating to the Notes, the terms of this term sheet shall govern.


THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS, WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, COPIES MAY BE OBTAINED FROM CITI, BROOKLYN ARMY TERMINAL, ADDRESSSTREET140 58TH STREET, 8TH FLOOR, PLACECITYBROOKLYN, STATENY POSTALCODE11220, (718) 765-6732.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                    EXHIBIT A

                            Form of Lock-Up Agreement

       [LETTERHEAD OF EXECUTIVE OFFICER, DIRECTOR, MOLINA FAMILY MEMBER OR
               OTHER MAJOR STOCKHOLDER OF MOLINA HEALTHCARE, INC.]

                             Molina Healthcare, Inc.
                    Public Offering of Convertible Securities

                                                             September ___, 2007

Citigroup Global Markets Inc.
UBS Securities, LLC
Bear, Stearns & Co. Inc.
As Representatives of the several Underwriters, c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

and

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Molina Healthcare, Inc., a Delaware corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the "Offering") of Convertible Senior Notes (the "Convertible Notes") of the Company. The Convertible Notes will be convertible into shares of the common stock, $0.001 par value (the "Common Stock"), of the Company.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and UBS Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period commencing on the effectiveness of the Underwriting Agreement and continuing through the close of trading on the earlier of (i) the date 90 days after the date of the Underwriting Agreement or (ii) the date of any termination of the Underwriting Agreement; provided, however, if the Offering is not consummated by December 31, 2007, this agreement shall terminate on such date; provided, further, however, the undersigned shall be permitted, without obtaining consent, to (a) exercise options to purchase Common Stock, which options are outstanding on the date hereof, but not sell during the period covered by this agreement the shares of Common Stock so purchased, (b) purchase Common Stock pursuant to the Company's 2002 Employee Stock Purchase Plan, (c) sell Common Stock pursuant to a Rule 10b5-1 plan of the undersigned, (d) make bona fide gifts of Common Stock, transfer or sell Common Stock to and among trusts, limited liability companies and limited partnerships, and distribute Common Stock from trusts to beneficiaries of such trusts, in each case for the direct or indirect benefit of the undersigned or members of the undersigned's immediately family, in each case so long as the transferees are bound or agree in writing to be bound by the terms of this agreement.

                                        Yours very truly,

                                        ----------------------------------------
                                        PRINTED NAME OF HOLDER


                                        BY:
                                            ------------------------------------

                                        ----------------------------------------
                                        PRINTED NAME AND TITLE OF PERSON SIGNING